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                                                                Exhibit 3(ii)(2)


                           PRINCETON ECOM CORPORATION
                           __________________________

                       SECOND AMENDED & RESTATED BY-LAWS
                           _________________________


                                   ARTICLE I
                                    Offices
                                    -------

          1.01.  Registered Office.  The registered office shall be established
                 -----------------
and maintained in the City of Wilmington, County of New Castle, State of Delaware.

          1.02.  Other Offices.  The Corporation may have other offices at such
                 -------------
other places within and without the State of Delaware as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders
                            ------------------------

          2.01.  Place of Meetings.  All meetings of the shareholders shall be
                 -----------------
held at such place, within or without the State of Delaware, as the directors may, from time to time fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the Corporation's principal place of business.

          2.02.  Annual Meeting.  An annual meeting of the shareholders of the
                 --------------
Corporation shall be held on the date and at the time fixed, from time to time, by the directors, provided that each annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

          2.03.  Special Meetings.  Except as otherwise required by law, special
                 ----------------
meetings of shareholders may only be called by the Chairman of the Board or the Chief Executive Officer whenever they deem it necessary or advisable, or shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the entire Board of Directors or a majority of the holders of the shares of the Corporation entitled to vote at such meeting.

          2.04.  Notice of Meetings. Written notice of all meetings shall be
                 ------------------
given, stating the place, date and hour of the meeting and stating the place within the city or other municipality or community at which the list of shareholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business that may properly come before the meeting and shall, if any other action
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which could be taken at a special meeting is to be taken at such annual meeting, state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the Delaware General Corporation Law. Except as otherwise provided by the Delaware General
Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each shareholder at his record address or at such other address that he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver signed by him or her before or after the time stated therein. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

          2.05.  Record Date for Shareholders.  For the purpose of determining
                 ----------------------------
the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to or dissent from any proposal without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent or dissent, as the case may be, is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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          2.06.  Proxy Representation.  Every shareholder may authorize another
                 --------------------
person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as may be otherwise provided by law.

          2.07.  Voting at Shareholders' Meetings.  Each outstanding share of
                 --------------------------------
common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and each holder of shares of preferred stock shall be entitled to such voting rights, if any, as provided in the terms of the particular series of preferred stock. Directors shall be elected by the vote of the holders of a plurality of the shares present at a meeting and entitled to vote in the election. Unless otherwise provided by statute or the Certificate of Incorporation, any other corporate action shall be authorized by the vote of the holders of majority of the shares present in person or represented by proxy at a meeting of shareholders and entitled to vote thereon. Unless otherwise required by statute, voting need not be by ballot.

          2.08.     Quorum and Adjournment. Unless otherwise provided by
                    ----------------------
statute, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If a quorum is not present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          2.09.  List of Shareholders.  The officer who has charge of the record
                 --------------------
of shareholders of the Corporation shall prepare, make and certify, at least ten days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in each shareholder's name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation or at a place within the city, municipality or community where the meeting is to be held, and shall be available for the examination of any share holder at the place and during the time of the meeting. Such list shall be the only evidence as to who are the shareholders entitled to examine such list, the record of shareholders or the books of the Corporation, or to vote at any meeting of shareholders.

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          2.10.  Action Without Meeting.  Any action required or permitted to be
                 ----------------------
taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, except that an amendment to the Certificate of Incorporation of the Corporation in order to change the name of the Corporation may be approved without a meeting, by consent in writing of the holders of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to approve such amendment at a meeting at which all shares entitled to vote thereon were present and voted pursuant to the provisions of Section 228 of the Delaware General Corporation Law. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

          2.11.  Shareholder Proposal  Any shareholder entitled to vote at a
                 --------------------
meeting of shareholders and who/which meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the Board proposals to be considered for submission to the shareholders of the Corporation for their vote. The introduction of any shareholder proposal that the Board decides is a proper matter for shareholder action shall be made by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than
(i) with respect to any proposal to be introduced at an annual meeting of shareholders, one hundred and twenty days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting and (ii) with respect to any proposal to be introduced at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal and the text of the proposal to be introduced; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice; and (d) such other information regarding the proposal proposed by such shareholder as would be required for inclusion of such proposal in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission. The presiding officer of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedure.

          2.12.  Officers of Meeting. The Chairman of the Board shall preside at
                 -------------------
all meetings of shareholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside. In absence of both, unless the Board of Directors has provided for someone else to preside at the meeting, the meeting shall be presided over by one of the following officers in the order of seniority and if present and acting: the President or a Vice President. The Secretary shall act as the secretary of all meetings of shareholders. In the absence of the Secretary , any assistant secretary who is present shall act as the secretary for the meeting. If no assistant secretary is present, the presiding officer shall designate the secretary.

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          2.13.  Inspectors.  The Board of Directors, in advance of any meeting,
                 -----------
may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact so found.

                                  ARTICLE III
                                   Directors
                                   ---------

          3.01.     Number of Directors.  The number of directors may be fixed
                    -------------------
from time to time by the affirmative vote of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting. The Board of Directors shall consist of at least one person. No decrease in the number of directors shall shorten the term of any incumbent director.

         3.02.  Election and Term.   Each director shall be classified, with
                -----------------
respect to the time for which they severally hold office, into three classes, as nearly equal as possible, as determined by the Board of Directors, one class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 2002, another class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 2001, and another class to be originally elected in 1998 for a term expiring at the annual meeting of shareholders to be held in 2000, with each class to hold office until its successors is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that annual meeting of shareholders shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 3.10 of this Article III of these By-Laws. Any directors elected to fill a vacancy on the Board of Directors or any newly created directorships resulting from any increase in the number of directors shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.

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         3.03.  Filling Vacancies, Resignation and Removal. Any director may be
                ------------------------------ -----------
removed, for cause, by vote of the holders of a majority of the shares entitled to vote at the election of directors. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election or removal of one or more directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the resignation or removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         3.04.   Qualifications and Powers.  Each director shall be at least
                 -------------------------
eighteen years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities expressly conferred upon it by these By-laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done exclusively by the shareholders.

         3.05.  Regular and Special Meetings of the Board of Directors. The
                ------------------------------- ----------------------
Board of Directors may hold its meetings, regular or special, within or without the State of Delaware.

     The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting or by the consent in writing of all the directors for the purpose of organization or otherwise. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a majority of the entire Board shall be present.

     Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three days written notice to each director, either personally or by telegraph or at least five days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice.

     Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or the Secretary on the written request of any director. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telephone or telegraph to his residence or usual place of business at least three days before the meeting, or mailed to him in his residence or usual place of business at least five days before the meeting.

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     Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of such meeting and such waiver may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

         3.06. Quorum and Action.  A majority of the entire Board of Directors
               -----------------
shall constitute a quorum except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as may be otherwise provided by these By-laws or by law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         3.07. Telephonic Meetings.  Any member or members of the Board of
               -------------------
Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

         3.08.  Action Without a Meeting.  Any action required or permitted to
                ------------------------
be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of proceedings of the Board or committee.

         3.09. Compensation of Directors.  By resolution of the Board of
               -------------------------
Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting. In addition, directors may be paid an annual fee as may be fixed from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are also salaried officers shall not receive fees as directors.

         3.10.  Nomination.   Nominations for the election of directors may be
                -----------
made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred and twenty (120) days in advance of

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the date established by the By-Laws for the holding of such meeting, and (ii)
with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to a vote at each meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         3.11.  Presiding Officer.  The Chairman of the Board shall preside at
                ------------------
all meetings of the Board of Directors. In the absence of the Chairman of the Board, the then present members of the Board shall select a Board member or officer to preside at the meeting.

         3.12  Chairman of the Board.  The Chairman of the Board shall be chosen
               ----------------------
among the members of the Board by resolution passed by a majority of the entire Board. Unless otherwise provided in the resolution choosing him, the Chairman of the Board shall be chosen for a term equal to the term he is elected to hold office as a director and until his successor shall have been chosen and qualified. Unless the entire Board determines otherwise, the Chairman of the Board shall be the Chief Executive Officer.

                                   ARTICLE IV
                                   Committees
                                   ----------

         4.01.  In General.  The Board of Directors may, by resolution or
                ----------
resolutions passed by the affirmative vote of a majority of the entire Board, which majority must include the Chairman of the Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one or more directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or in the By-laws, shall have and may exercise the powers and authority of the Board, with the exception of any authority the delegation of which is prohibited by the General Corporation Law of the State of Delaware. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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                                   ARTICLE V
                                    Officers
                                    --------

         5.01.  Designation, Term, Removal and Vacancies. The officers of the
                ----------------------------------------
Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, a Secretary, a Treasurer, and such other officers and agents as the Board of Directors or the Chief Executive Officer may from time to time deem necessary or desirable for the conduct of the business of the Corporation . Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. Any number of offices may be held by the same person.

     The officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been appointed and qualified; provided, however, that the Board of Directors or the Chief Executive Officer may remove any officer at any time, with or without cause. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors or the Chief Executive Officer. Election or appointment of an officer or agent shall not of itself create contract rights. The compensation of the Chief Executive Officer, the President and senior officers shall be fixed by the Board of Directors, or a committee thereof. The Chief Executive Officer shall have the power to fix the compensation of all other officers and agents of the Corporation.

         5.02.  Chief Executive Officer.  Subject only to the direction of the
                -----------------------
Board of Directors, the Chief Executive Officer shall have general charge of the entire business and affairs of the Corporation and the authority to instruct, direct and control its officers, employees and agents. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in the chief executive officer of a corporation. He shall have power to select, appoint and remove all necessary officers and employees of the Corporation, make new appointments to fill vacancies and to prescribe the powers and duties of such officers and employees. He may delegate any of his powers to the President or Vice Presidents of the Corporation.

         5.03.    President.  The President shall be the Chief Operating Officer
                 -----------
of the Corporation and shall have such powers and duties as the Chief Executive Officer may from time to time delegate to him. The President, in the absence, or inability to act, of the Chief Executive Officer, shall assume and carry out all responsibilities set forth with respect to such Chief Executive Officer.

         5.04.  Vice Presidents.  Executive Vice Presidents, Senior Vice
                ---------------
Presidents and Vice Presidents shall have such powers and duties as the Chief Executive Officer or the President may from time to time delegate to them, and shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors.

         5.05.  Treasurer.  The Treasurer shall have custody of such funds and
                ---------
securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation\\, \\for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors or Chief Executive Officer or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

         5.06.  Secretary.  The Secretary shall have custody of the seal of the
                ---------
Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the Chief Executive Officer, the President or by any other officer duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the Chief Executive Officer, the President or any Vice President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         5.07.  Delegation.  In case of the absence of any officer of the
                ----------
Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

                                   ARTICLE VI
                                     Shares
                                     ------

         6.01.  Certificates Representing Shares.  All certificates representing
                --------------------------------
shares of the Corporation shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation/'/s books. All certificates surrendered shall be canceled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and canceled, except as provided for herein.

         In case any officer who signed or whose facsimile signature was affixed to any certificate shall have ceased to be such officer before such certificate is issued, it nevertheless may be issued by the Corporation as if he were such officer at the date of its issuance.

         Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

         6.02.  Stolen, Lost or Destroyed Certificates. The Board of Directors
                --------------------------------------
may in its sole discretion direct that a new certificate for shares be issued in place of any certificate for shares issued by the Corporation alleged to have been stolen, lost or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Corporation may direct not exceeding double the value of the shares represented by the certificate alleged to have been stolen, lost or destroyed.

         6.03.  Transfers of Shares.  Upon compliance with all provisions
                -------------------
restricting the transferability of shares, if any, transfers of shares shall be made upon the books of the Corporation only by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks or trust companies as transfer agents or registrars of transfers, for facilitating transfers of any class or series of shares of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made, all certificates of shares of such class or series thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers, and shall not be valid unless so countersigned.

                                  ARTICLE VII
                             Dividends and Finance
                             ---------------------

         7.01.  Dividends.  The Board of Directors shall have power to fix and
                ---------
determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, to determine the date or dates for the declaration and payment of dividends and the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholders, and to determine the amount of surplus of the Corporation from time to time available for dividends.

         7.02.  Fiscal Year.  The fiscal year of the Corporation shall be the
                -----------
calendar year.

                                  ARTICLE VIII
                                Indemnification
                                ---------------

          8.01. The Corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and unless otherwise determined by the Board of Directors, the Corporation shall indemnify persons by reason of the fact that such person is or was an employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         8.02. The Corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and unless otherwise determined by the Board of Directors, the Corporation shall indemnify persons by reason of the fact that such person is or was an employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         8.03. To the extent that a director, officer, employee or agent of the Corporation, who is entitled to indemnification under Section 8.01 or 8.02, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Corporation unless the Corporation establishes that the certification was made in bad faith.

         8.04. Any indemnification under Sections 8.01 and 8.02 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because any such person has met the applicable standard of conduct set forth in Sections
8.01 and 8.02 of this Article VIII. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         8.05. In any indemnification under Section 8.01 and 8.02 of this
Article VIII, expenses (including attorneys' fees) incurred by an officer, director, employee or agent of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, which shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Corporation as authorized by this Article VIII.

         8.06. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         8.07. The Corporation may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this
Article VIII.

         8.08. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         8.09. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         8.10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         8.11. This Article VIII shall be interpreted and construed to accord, as a matter or right, to the directors and officers of the Corporation, to directors and officers who are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and to employees and agents of the Corporation who are entitled to indemnification under Section 8.01 or 8.02 , the full measure of indemnification and advancement of expenses permitted by Delaware General Corporation Law.

         8.12. Any person seeking indemnification or advancement of expenses by virtue of such person being or having been a director or officer of the Corporation may seek to enforce the provisions of this Article VIII by an action in law or equity in any court of the United States or any state or political subdivision thereof having jurisdiction of the parties. Without limitation of the foregoing, it is specifically recognized that remedies available at law may not be adequate if the effect thereof is to impose delay on the immediate realization by any such person of the rights conferred by this Article VIII.
Any costs incurred by any person in enforcing the provisions of this Article VIII shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Article VIII.

         8.13. No amendment, modification or repeal of this Article VIII shall have the effect of or be construed to limit or adversely affect any claim to indemnification or advancement of expenses made by any person who is or was a director or officer of the Corporation, or an employee or agent of the Corporation, who is entitled to indemnification under Sections 8.01 and 8.02, with respect to any statement of facts that existed prior to the date of such amendment, modification or repeal. Accordingly, any amendment, modification or repeal of this Article VIII shall be deemed to have prospective application only and shall not be applied retroactively.

                                   ARTICLE IX

         9.01.  Notices.  Whenever any notice is required by these By-Laws to be
                -------
given, personal notice is required only if it is expressly so stated, and when not so expressly stated notice shall be deemed sufficient if given by depositing the same in a post office box in a sealed postage prepaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

          Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


          9.02.  Amendments.  Except as otherwise provided herein, these By-Laws
                 ----------
may only be altered, amended or repealed and new By-Laws may only be adopted by the shareholders or by a resolution passed by the affirmative vote of a majority of the entire Board of Directors, which majority must include the Chairman of the Board.

          9.03.  Seal.  The corporate seal shall have inscribed thereon the name
                 ----
of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." One or more duplicate dies for impressing such seal may be kept and used.

          9.04.    Registered Shareholders.    The Corporation shall be entitled
                   ------------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.